Exhibit 99.1

LENDINGTREE REPORTS RECORD SECOND QUARTER RESULTS; INCREASING FULL-YEAR OUTLOOK

•	Record Revenue of $55.1 million; up 31% over second quarter 2014

•	Record Variable Marketing Margin of $21.4 million; up 35% over second quarter 2014

•	Record Net Income from Continuing Operations of $6.4 million; up 137% over second quarter 2014

•	Adjusted EBITDA of $8.9 million; up 62% over second quarter 2014

•	Record Net Income per Diluted Share from Continuing Operations of $0.52; Adjusted Net Income per Share of $0.63

•	Record revenue from mortgage products of $37.2 million, up 7% over second quarter 2014

•	Personal loans revenue of $11.6 million in second quarter 2015; up 393% over second quarter 2014

•	Increasing full-year 2015 guidance

CHARLOTTE, NC - August 3, 2015 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online loan marketplace, today announced results for the quarter ended June 30, 2015.
"We couldn’t be more pleased with this quarter’s results,” said Doug Lebda, Chairman and CEO. “The online lending market continues to expand and LendingTree is positioned perfectly to capture an increased share of a burgeoning market. With another quarter of continued growth, we’re especially pleased to see our non-mortgage revenue more than double year-over-year, and grow 29 percent over the prior quarter. Our continued business strength in both mortgage and non-mortgage categories gives us confidence to increase our guidance for the remainder of the year.”

Gabe Dalporto, Chief Financial Officer added, “While we’re thrilled with our performance on both the top and bottom-line during the quarter, we were also able to accelerate the investment in our brand campaign, reflected in this quarter’s results. Revenue from our mortgage products remains strong due in part to increased lender demand and our ability to deliver volume increases while sustaining monetization. Meanwhile, revenue from our personal loans marketplace has grown exponentially with the number of matched consumers experiencing 42 percent growth quarter-over-quarter. Additionally, our credit cards business is quickly gaining momentum, experiencing a 75 percent lift in revenue quarter-over-quarter and proving to be a promising driver of growth.”

Second Quarter 2015 Business Highlights

•	Record revenue from mortgage products of $37.2 million represents an increase of 7% over second quarter 2014 and reflects our highest output since the sale of LendingTree Loans in Q2 2013.

•
Record revenue from non-mortgage products of $17.9 million in the second quarter represents an increase of 139% over the second quarter 2014 and now represents 32% of total revenue. Included in the non-mortgage results, revenue from our personal loans offering grew to $11.6 million, up nearly four times over the prior year and up 46% sequentially. Notably, we recorded year-over-year growth in all of our non-mortgage lending categories.

•	Enrollment growth in My LendingTree continued, as more than 1.4 million consumers have now joined the My LendingTree personalization platform, up from 900 thousand in late April.

LendingTree Selected Financial Metrics
(In millions, except per share amounts)

			Q/Q		Y/Y
	Q2 2015	Q1 2015	% Change	Q2 2014	% Change
Revenue by Product
Mortgage Products (1)	$37.2	$37.0	1%	$34.7	7%
Non-Mortgage Products (2)	17.9	13.9	29%	7.5	139%
Total Revenue	$55.1	$50.9	8%	$42.1	31%
Non-Mortgage % of Total	32%	27%		18%

Selling and Marketing Expense
Exchanges Marketing Expense (3)	$33.7	$29.7	13%	$26.4	28%
Other Marketing	3.2	3.1	3%	2.6	23%
Selling and Marketing Expense	$36.9	$32.8	13%	$29.0	27%

Variable Marketing Margin (4)	$21.4	$21.2	1%	$15.8	35%
Variable Marketing Margin % of Revenue	39%	42%		38%

Net Income from Continuing Operations	$6.4	$5.4	19%	$2.7	137%
Net Income from Cont. Ops. % of Revenue	12%	11%		6%

Net Income per Share from Cont. Ops.
Basic	$0.57	$0.48	19%	$0.24	138%
Diluted	$0.52	$0.44	18%	$0.23	126%

Adjusted EBITDA (5)	$8.9	$8.9	—%	$5.5	62%
Adjusted EBITDA % of Revenue (5)	16%	18%		13%

Adjusted Net Income (5)	$7.8	$7.9	(1)%	$4.6	70%

Adjusted Net Income per Share (5)	$0.63	$0.65	(3)%	$0.39	62%

(1)	Includes the purchase mortgage, refinance mortgage and rate table products.
(2)	Includes the home equity, reverse mortgage, personal loan, small business loan, student loan, auto loan, education, home services, insurance and personal credit products.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

(4)	Defined as revenue minus Exchanges marketing expense and is considered an operating metric.
(5)
Adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

Second Quarter 2015 Financial and Operating Highlights

•	Record total revenue in the second quarter 2015 of $55.1 million represents an increase of $13.0 million, or 31%, over revenue in the second quarter 2014.

•
Record Variable Marketing Margin of $21.4 million represents an increase of $5.6 million, or 35%, over second quarter 2014. At 39% of revenue, this reflects the expensing of a substantial portion of new television commercials produced in the quarter.

•	Adjusted EBITDA of $8.9 million increased $3.4 million, or 62%, over second quarter 2014.

•	Adjusted Net Income per Share of $0.63 represents an increase of $0.24, or 62%, over second quarter 2014.

•
Working capital was $88.7 million at June 30, 2015, compared with $86.4 million at March 31, 2015. Working capital is calculated as current assets (including unrestricted and restricted cash) minus current liabilities (including loan loss reserves).

Business Outlook - 2015
LendingTree is providing revenue, Variable Marketing Margin and Adjusted EBITDA guidance for the third quarter 2015 and increasing its full-year 2015 outlook, as follows:

For third quarter 2015:

•	Revenue is anticipated to be in the range of $60 - $62 million, a 45% - 50% increase over third quarter 2014.

•	Variable Marketing Margin is anticipated to be $22.5 - $23.5 million, an increase of 35% - 41% over third quarter 2014.

•	Adjusted EBITDA is anticipated to be in the range of $9.2 - $9.7 million, up 59% - 67% over third quarter 2014.
For full-year 2015:

•	Revenue is now anticipated to be $225 - $230 million, or 34% - 37% over full-year 2014, an increase from previous guidance of $202 - $208 million.

•	Variable Marketing Margin is now anticipated to be in the range of $86.0 - $89.0 million, an increase of 32% - 37% over full-year 2014 and up from previous guidance of $78.0 - $82.0 million.

•	Adjusted EBITDA is now anticipated to be in the range of $35.0 - $36.0 million, implying year-over-year growth of 60% - 65%, an increase from previous guidance of $30.0 - $31.0 million.

Quarterly Conference Call
A conference call to discuss LendingTree's second quarter 2015 financial results will be webcast live today, August 3, 2015 at 5:00 PM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at http://investors.lendingtree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 11:59 PM ET on Saturday, August 8, 2015. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #72680126. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #72680126.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands, except per share amounts)
Revenue	$55,136	$42,144	$106,071	$82,180
Costs and expenses:
Cost of revenue (exclusive of depreciation) (1)	1,991	1,895	3,966	3,560
Selling and marketing expense (1)	36,877	28,964	69,714	56,413
General and administrative expense (1)	7,039	5,478	14,267	11,611
Product development (1)	2,390	1,826	4,563	3,758
Depreciation	717	946	1,371	1,701
Amortization of intangibles	37	27	99	55
Restructuring and severance	388	23	394	225
Litigation settlements and contingencies	(1,078)	385	(796)	8,092
Total costs and expenses	48,361	39,544	93,578	85,415
Operating income (loss)	6,775	2,600	12,493	(3,235)
Other income (expense), net:
Interest expense	(64)	—	(62)	—
Income (loss) before income taxes	6,711	2,600	12,431	(3,235)
Income tax (expense) benefit	(272)	83	(579)	84
Net income (loss) from continuing operations	6,439	2,683	11,852	(3,151)
Loss from discontinued operations	(1,717)	(2,931)	(1,943)	(3,505)
Net income (loss)	$4,722	$(248)	$9,909	$(6,656)

Weighted average shares outstanding:
Basic	11,382	11,214	11,343	11,178
Diluted	12,334	11,849	12,257	11,178
Income (loss) per share from continuing operations:
Basic	$0.57	$0.24	$1.04	$(0.28)
Diluted	$0.52	$0.23	$0.97	$(0.28)
Loss per share from discontinued operations:
Basic	$(0.15)	$(0.26)	$(0.17)	$(0.31)
Diluted	$(0.14)	$(0.25)	$(0.16)	$(0.31)
Net income (loss) per share:
Basic	$0.41	$(0.02)	$0.87	$(0.60)
Diluted	$0.38	$(0.02)	$0.81	$(0.60)
(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$24	$7	$44	$13
Selling and marketing expense	385	226	655	459
General and administrative expense	1,125	928	2,731	1,989
Product development	385	260	825	576

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2015	December 31, 2014
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$92,967	$86,212
Restricted cash and cash equivalents	18,622	18,716
Accounts receivable, net	20,516	13,611
Prepaid and other current assets	1,097	931
Current assets of discontinued operations	259	189
Total current assets	133,461	119,659
Property and equipment, net	6,683	5,257
Goodwill	3,632	3,632
Intangible assets, net	11,042	11,141
Other non-current assets	101	102
Non-current assets of discontinued operations	—	100
Total assets	$154,919	$139,891

LIABILITIES:
Accounts payable, trade	$2,648	$1,060
Accrued expenses and other current liabilities	28,394	25,521
Current liabilities of discontinued operations	13,670	12,055
Total current liabilities	44,712	38,636
Other non-current liabilities	119	—
Deferred income taxes	4,738	4,738
Non-current liabilities of discontinued operations	31	151
Total liabilities	49,600	43,525
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding
Common stock $.01 par value; 50,000,000 shares authorized; 12,990,402 and 12,854,517 shares issued, respectively, and 11,516,875 and 11,386,240 shares outstanding, respectively	130	129
Additional paid-in capital	909,012	909,751
Accumulated deficit	(788,262)	(798,171)
Treasury stock 1,473,527 and 1,468,277 shares, respectively	(15,561)	(15,343)
Total shareholders' equity	105,319	96,366
Total liabilities and shareholders' equity	$154,919	$139,891

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of adjusted EBITDA and adjusted net income to net income from continuing operations, adjusted EBITDA % of revenue to net income from continuing operations % of revenue and adjusted net income per share to net income per diluted share from continuing operations. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014

Adjusted EBITDA	$8,902	$8,936	$5,520
Adjusted EBITDA % of revenue	16%	18%	13%
Adjustments to reconcile to net income (loss) from continuing operations:
Depreciation	(717)	(654)	(946)
Amortization of intangibles	(37)	(62)	(27)
Interest (expense) income	(64)	2	—
Income tax (expense) benefit	(272)	(307)	83
Adjusted net income	7,812	7,915	4,630

Non-cash compensation	(1,919)	(2,336)	(1,421)
Loss on disposal of assets	(10)	(28)	(44)
Estimated settlement for unclaimed property	(134)	—	—
Acquisition expense	—	150	(74)
Restructuring and severance	(388)	(6)	(23)
Litigation settlements and contingencies (1)	1,078	(282)	(385)
Net income from continuing operations	$6,439	$5,413	$2,683
Net income from continuing operations % of revenue	12%	11%	6%

Adjusted net income per share	$0.63	$0.65	$0.39
Adjustments to reconcile adjusted net income to net income from continuing operations	$(0.11)	$(0.21)	$(0.16)
Adjustments to reconcile effect of dilutive securities	$—	$—	$—
Net income per diluted share from continuing operations	$0.52	$0.44	$0.23

Adjusted weighted average diluted shares outstanding	12,334	12,165	11,849
Effect of dilutive securities	—	—	—
Weighted average diluted shares outstanding	12,334	12,165	11,849
Effect of dilutive securities	952	861	635
Weighted average basic shares outstanding	11,382	11,304	11,214

(1)	Includes legal fees for certain patent litigation.

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA"), Adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share as supplemental measures to GAAP.

Adjusted EBITDA and Adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated. LendingTree believes that investors should have access to the same set of tools that it uses in analyzing its results. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income (loss) from continuing operations and GAAP income (loss) per diluted share.

Adjusted net income and adjusted net income per share supplement GAAP income (loss) from continuing operations and GAAP income (loss) per diluted share by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, restructuring and severance, litigation settlements, contingencies and legal fees for certain patent litigation, and acquisition expenses, which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above. LendingTree is not able to provide a reconciliation of projected adjusted EBITDA to expected reported results due to the unknown effect, timing and potential significance of the effects of the wind-down of discontinued operations and tax considerations.

Definition of LendingTree's Non-GAAP Measures

EBITDA is defined as operating income or loss (which excludes interest expense and taxes) excluding amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash asset impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) adjustments for acquisitions or dispositions, and (7) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash asset impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) adjustments for acquisitions or dispositions, and (7) one-time items.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. In cases where the Company reported GAAP losses from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In such instances where the Company reports GAAP net loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items, except for $0.1 million related to an estimated settlement for unclaimed property.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from Adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; willingness of lenders to make unsecured personal loans and purchase leads for such products from the Company; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain customers in a cost-effective manner; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2014 and our Quarterly Report on Form 10-Q for the period ended March 31, 2015, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree, Inc. (NASDAQ: TREE) operates the nation's leading online loan marketplace and provides consumers with an array of online tools and information to help them find the best loans for their needs. LendingTree's online marketplace connects consumers with multiple lenders that compete for their business, empowering consumers as they comparison-shop across a full suite of loans and credit-based offerings. Since its inception, LendingTree has facilitated more than 55 million loan requests. LendingTree provides access to lenders offering home loans, home equity loans/lines of credit, reverse mortgages, personal loans, auto loans, small business loans, credit cards, student loans and more.
LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.lendingtree.com.

Contact:
Investor Relations
877-640-4856
investors@lendingtree.com